
                                                               Exhibit (2)(d)(2)

Control No._________      Maximum Primary Subscription Shares Available_________

  THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 24, 1999*

               MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
              (formerly The Morgan Stanley High Yield Fund, Inc.)

                            RIGHTS FOR COMMON STOCK

                           Subscription Certificate

Morgan Stanley Dean Witter High Yield Fund, Inc. (the "Fund") issued to its stockholders of record ("Record Date Stockholders"), as of the close of business on August 23, 1999 (the "Record Date"), non-transferable rights ("Rights") entitling the holders thereof to subscribe for shares ("Shares") of the Fund's common stock, par value $0.01 per share (the "Common Stock") at a rate of one
Share for every three Rights held (1-for-3). The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's August 23, 1999
Prospectus (the "Prospectus") incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.
The owner of this Subscription Certificate is entitled to the number of Rights shown on this Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date
Stockholders issued fewer than three Rights are entitled to subscribe for one
Share pursuant to the Primary Subscription. Record Date Stockholders who have fully exercised their Rights pursuant to the Primary Subscription (other than those Rights which cannot be exercised because they represent the right to subscribe for less than one Share) are entitled to subscribe for additional
Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may, at the discretion of the Board of Directors, issue shares of Common Stock up to an additional 25% of the Shares available pursuant to the Offer in order to cover such over-subscription requests. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary
Subscription or the Over-Subscription Privilege.

                               SAMPLE CALCULATION
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                                           Primary Subscription Entitlement (1-For-3)
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
No. of shares owned on the Record Date           300         divided by     3      =         100       new shares
                                         --------------------           ----------     ---------------
                                      (equal no. of Rights issued)                    (ignore fractions)
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



                       THESE RIGHTS ARE NON-TRANSFERABLE

                               -----------------

                         METHOD OF EXERCISE OF RIGHTS

                               -----------------

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT OF THE SUBSCRIPTION PRICE FOR THE SHARES SUBSCRIBED, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, AMERICAN STOCK TRANSFER & TRUST COMPANY, BEFORE 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 24, 1999 (THE "EXPIRATION DATE")*.

Full payment of the Estimated Subscription Price per share for all shares subscribed for pursuant to both the Primary Subscription and the Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to Morgan Stanley Dean Witter High Yield Fund, Inc. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such notice, must be received by the Subscription Agent no later than the close of business on the third business day (September 29, 1999*) after the Expiration Date (September 24, 1999*). For additional information, see the Prospectus.

Certificates for the Shares acquired pursuant to the Primary Subscription will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Certificates representing Shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a stockholder will be mailed by the Subscription Agent to such stockholder as promptly as possible.

                                              Account #:_____________
                                              Control #:_____________


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
BY FIRST CLASS MAIL:                                  BY FACSIMILE:               BY HAND OR OVERNIGHT COURIER:
American Stock Transfer & Trust Company               (TELECOPIES)                American Stock Transfer & Trust Company
40 Wall Street, 46th Floor                            (718) 234-5001              40 Wall Street, 46th Floor
New York, New York 10005                              Confirm by telephone to:    New York, New York 10005
U.S.A.                                                (800) 937-5449              U.S.A.

 Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

                              SUBSCRIPTION PRICE

The Estimated Subscription Price per Share is $13.25. The Subscription Price will be determined on September 24, 1999, the Expiration Date of the Offer. The
Subscription Price will be 95% of the average of the last reported sales price per share of the Fund's Common Stock on the NYSE for the five trading days ending with the Expiration Date. The Subscription Price per Share may be higher or lower than the Estimated Subscription Price depending on the changes in the market price of the Common Stock.

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                                        PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
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SECTION 1:  OFFERING INSTRUCTIONS (check the appropriate boxes)
            ---------------------
  IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:
  [_]  I apply for ALL of my entitlement of new Shares pursuant to the Primary Subscription.   ____________x   $13.25   =  $________

                                                                                        (no. of new shares)

  [_]  I apply for new Shares pursuant to the Over-Subscription Privilege.**             __________________x   $13.25   =  $________

                                                                                 (no. of additional shares)

  IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:
  [_]  I apply for ________________________________________________________________________________________x   $13.25    = $________

                                                (no. of new shares)
                                                                                   Amount of payment enclosed   $___________________

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

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SECTION 2:  SUBSCRIPTION AUTHORIZATION
            --------------------------
     I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary
Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription
Price as determined on the Expiration Date is in excess of the $13.25
Estimated Subscription Price per Share.
     I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the
Prospectus.

     Signature of subscriber(s) ______________________________________________
                                ______________________________________________
                                ______________________________________________


     Telephone (including area code) (   )____________________________________

     If you wish to have your Shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.
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
SECTION 3:  DESIGNATION OF BROKER-DEALER
            -----------------------------
The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:
FIRM:_________________________________________________________________________________________________________________________
REPRESENTATIVE NAME:__________________________________________________________________________________________________________
REPRESENTATIVE NUMBER:________________________________________________________________________________________________________
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
________________________________
  * Unless the Offer is extended.
 ** You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of new Shares pursuant to the Primary Subscription.

Any questions regarding this Subscription Certificate and the Offer may be directed to the Information Agent, Shareholder Communications Corp., toll-free at (800) 603-1720.
   --------------